EXHIBIT 99.1

ProPetro Reports Financial Results for the First Quarter of 2024

MIDLAND, Texas, May 1, 2024, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the first quarter of 2024.

First Quarter 2024 Results and Highlights

- Total revenue of $406 million increased 17% compared to the prior quarter.
- Net Income was $20 million ($0.18 income per diluted share) as compared to a net loss of $17 million in the prior quarter ($0.16 loss per diluted share).
- Adjusted EBITDA(1) of $93 million was 23% of revenue and increased 45% compared to the prior quarter with 50% incremental margins.(2)
- Incurred capital expenditures were $40 million.
- Awarded a long-term contract from ExxonMobil for two **FORCE**SM electric-powered hydraulic fracturing fleets with the option for a third **FORCE**SM fleet coupled with our Silvertip wireline and pumpdown services.
- Four **FORCE**SM electric fleets are now under contract with leading customers with three **FORCE**SM electric fleets currently operating.
- Increased share repurchase program by $100 million for a total of $200 million and extended the program to May 2025.
- Effective frac fleet utilization was 15.0 fleets compared to 12.9 fleets in the prior quarter.
- Repurchased and retired 3.0 million shares during the quarter with total repurchases of 8.8 million shares representing approximately 8% of outstanding shares since plan inception in May 2023.
- Net cash provided by operating activities was $75 million with Free Cash Flow(3) of $41 million.

(1) Adjusted EBITDA is a non-GAAP financial measure and is described and reconciled to net income (loss) in the table under "Non-GAAP Financial Measures."
(2) Incremental margins represent the sequential change in Adjusted EBITDA divided by the sequential change in revenues.
(3) Free Cash Flow is a non-GAAP financial measure and is described and reconciled to cash from operating activities in the table under "Non-GAAP Financial Measures."

Management Comments

Sam Sledge, Chief Executive Officer, commented, "We are excited to start off 2024 with strong financial results and positive momentum. Our results reflect a strategy that is working. Thanks to the dedication and discipline of our teams across our service lines, we continue to deliver strong performance and advance our strategic priorities toward industrializing our business. We are delighted to have entered into an agreement under which ProPetro will provide electric hydraulic fracturing services to ExxonMobil in the Permian Basin, including introducing **FORCE**SM electric fleets to our longstanding partnership. The **FORCE**SM electric-powered fleets, along with our Tier IV DGB dual-fuel fleets, are part of our strategy to transition to next-generation assets, delivering premium value to our customers while lowering their completions costs and reducing their emissions. The long-term agreement with ExxonMobil, which includes **FORCE**SM electric hydraulic fracturing fleets coupled with our Silvertip wireline and pumpdown services, is a significant milestone for ProPetro and underscores our dedication to delivering industry-leading services for customers while accelerating the efficiency and profitability of our business for shareholders."

Mr. Sledge continued, "We delivered strong financial results despite market pressures in the first quarter thanks to our disciplined operating strategy, operational density in the resilient Permian Basin and prudent investments in next-generation equipment. The strong free cash flow we generated, and our confidence in the continued growth and resiliency of our earnings, facilitates our commitment to returning capital to shareholders through our share repurchase program. We also recently announced that our board of directors approved a $100 million increase to our share repurchase program, bringing that program to

$200 million, and extending the program to May 2025. With the larger capital requirements behind us following the recent upgrading of our fleet, we are beginning to showcase the results of our superior assets and industrialized business model. We’re excited to continue delivering differentiated services to our customers and strong financial returns for all our stakeholders.” David Schorlemer, Chief Financial Officer, said, "ProPetro's robust first quarter results reflect the strategy yielding results. As expected, revenues recovered as our customers reinitiated dedicated fleet operations and the business generated healthy 50% incremental margins. Additionally, lower capital spending coupled with our stronger profitability resulted in a dramatic improvement in free cash flow performance, another theme we've previously communicated. Another key aspect of our strategy has been selective M&A to complement our existing businesses and drive incremental free cash flow available for capital returns. In the last 18 months since our acquisition of Silvertip, we've now repurchased and retired nearly 90% of the number of shares we issued to Silvertip shareholders in the acquisition and we continue to benefit from this segment's high EBITDA to free cash flow conversion." First Quarter 2024 Financial Summary Revenue was $406 million, compared to $348 million for the fourth quarter of 2023. The 17% increase in revenue was attributable to increased utilization and job mix in our hydraulic fracturing and wireline businesses during the quarter. Cost of services, excluding depreciation and amortization of approximately $51 million relating to cost of services, increased to $289 million from $261 million during the fourth quarter of 2023. The 11% increase was attributable to the increased operational activity levels across our hydraulic fracturing and wireline operating segments. General and administrative expense of $28 million was unchanged from $28 million in the fourth quarter of 2023. G&A expense excluding nonrecurring and noncash items (stock-based compensation and other items) of $4 million, was $24 million, or 6% of revenue. Net income totaled $20 million, or $0.18 per diluted share, compared to net loss of $17 million, or $0.16 per diluted share, for the fourth quarter of 2023. Adjusted EBITDA increased to $93 million from $64 million for the fourth quarter of 2023. The increase in Adjusted EBITDA was primarily attributable to higher activity and stable pricing during the quarter. Net cash provided by operating activities was $75 million as compared to $70 million in the prior quarter. Free Cash Flow was approximately $41 million as compared to negative Free Cash Flow of approximately $2 million in the prior quarter. Share Repurchase Program On April 24, 2024, the Company announced a $100 million increase to its share repurchase program increasing it to a total of $200 million while extending the plan to May 2025. During the quarter, the Company repurchased and retired 3.0 million shares for $23 million. Since inception, the Company has acquired and retired 8.8 million shares representing approximately 8% of its outstanding shares as of the date of plan inception. Liquidity and Capital Spending As of March 31, 2024, total cash was $46 million and our borrowings under the ABL Credit Facility were $45 million. Total liquidity at the end of the first quarter of 2024 was $202 million including cash and $156 million of available capacity under the ABL Credit Facility. EXHIBIT 99.1

Capital expenditures incurred during the first quarter of 2024 were $40 million, the majority of which related to maintenance and support equipment for our FORCESM electric hydraulic fracturing fleet deployments. Net cash used in investing activities during the first quarter of 2024 was $34 million. Guidance The Company now expects to be on the low end of our prior guidance range for full-year 2024 incurred capital expenditures of $200 million to $250 million. Frac fleet effective utilization is expected to be between 14 to 15 fleets during the second quarter 2024. Outlook Mr. Sledge added, “Looking ahead, we expect demand for our differentiated service quality and next generation equipment to remain strong. We believe the recent transition and investment in our fleet will contribute to industry-leading efficiencies and high customer satisfaction, as evidenced by our recently announced multi-year agreement to advance our partnership with ExxonMobil. Additionally, with our strong balance sheet and steady free cash flow generation, we continue to make excellent progress on our strategic priorities, and we will continue to evaluate opportunities to further enhance financial returns.” Mr. Sledge concluded, “We are entering the second quarter with exciting momentum with our industrialization strategy, which is designed for the future of our sector and industry. In light of the market pressures that we and our peers face in a slow-to-no-growth environment, continued focus on our execution is paramount. With our strategic initiatives largely in place, we believe ProPetro is well- positioned to provide the reliable completion services, next-generation technologies and competitive costs that customers seek in the consolidating E&P space. As we further industrialize our business, optimize operations, modernize our fleet and remain opportunistic in value-accretive transactions and capital returns, aligned with our disciplined capital allocation framework, we are confident in ProPetro's ability to deliver increased shareholder value. Conference Call Information The Company will host a conference call at 8:00 AM Central Time on Wednesday, May 1, 2024, to discuss financial and operating results for the first quarter of 2024. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 7906080. The Company also posted the scripted remarks on its website. About ProPetro ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com. Forward-Looking Statements Except for historical information contained herein, the statements and information in this news release and discussion in the scripted remarks described above are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” and other expressions that EXHIBIT 99.1 are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward-looking statements. Our forward-looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, our business strategy, industry, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy and our share repurchase program. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward- looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the global macroeconomic uncertainty related to the conflict in the Israel-Gaza region and continued hostilities in the Middle East, including rising tensions with Iran, and the Russia- Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, bank failures, and the risk of a global recession, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: David Schorlemer Chief Financial Officer david.schorlemer@propetroservices.com 432-227-0864 Matt Augustine Director, Corporate Development and Investor Relations matt.augustine@propetroservices.com 432-219-7620 ### EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited) Three Months Ended March 31, 2024 December 31, 2023 March 31, 2023 REVENUE - Service revenue $ 405,843 $ 347,776 $ 423,570 COSTS AND EXPENSES Cost of services (exclusive of depreciation and amortization) 288,641 261,034 280,486 General and administrative (inclusive of stock- based compensation) 28,226 27,990 28,746 Depreciation and amortization 52,206 56,137 38,271 Loss on disposal of assets 6,458 10,898 34,607 Total costs and expenses 375,531 356,059 382,110 OPERATING INCOME (LOSS) 30,312 (8,283) 41,460 OTHER INCOME (EXPENSE): Interest expense (2,029) (2,292) (667) Other income (expense), net 1,405 (7,784) (3,704) Total other (expense) income, net (624) (10,076) (4,371) INCOME (LOSS) BEFORE INCOME TAXES 29,688 (18,359) 37,089 INCOME TAX (EXPENSE) BENEFIT (9,758) 1,250 (8,356) NET INCOME (LOSS) $ 19,930 $ (17,109) $ 28,733 NET INCOME (LOSS) PER COMMON SHARE: Basic $ 0.18 $ (0.16) $ 0.25 Diluted $ 0.18 $ (0.16) $ 0.25 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic 108,540 110,164 114,881 Diluted 108,989 110,164 115,331 NOTE: Certain reclassifications to loss on disposal of assets and depreciation and amortization have been made to the statement of operations and the statement of cash flows for the periods prior to 2024 to conform to the current period presentation. EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited) March 31, 2024 December 31, 2023 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 46,458 $ 33,354 Accounts receivable - net of allowance for credit losses of $236 and $236, respectively 273,709 237,012 Inventories 19,447 17,705 Prepaid expenses 13,124 14,640 Short-term investment, net 7,143 7,745 Other current assets 155 353 Total current assets 360,036 310,809 PROPERTY AND EQUIPMENT - net of accumulated depreciation 947,138 967,116 OPERATING LEASE RIGHT-OF-USE ASSETS 109,362 78,583 FINANCE LEASE RIGHT-OF-USE ASSETS 42,923 47,449 OTHER NONCURRENT ASSETS: Goodwill 23,624 23,624 Intangible assets - net of amortization 49,183 50,615 Other noncurrent assets 1,994 2,116 Total other noncurrent assets 74,801 76,355 TOTAL ASSETS $ 1,534,260 $ 1,480,312 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 189,216 $ 161,441 Accrued and other current liabilities 70,855 75,616 Operating lease liabilities 26,534 17,029 Finance lease liabilities 17,379 17,063 Total current liabilities 303,984 271,149 DEFERRED INCOME TAXES 101,045 93,105 LONG-TERM DEBT 45,000 45,000 NONCURRENT OPERATING LEASE LIABILITIES 56,481 38,600 NONCURRENT FINANCE LEASE LIABILITIES 26,416 30,886 OTHER LONG-TERM LIABILITIES 3,180 3,180 Total liabilities 536,106 481,920 COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY: Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively — — Common stock, $0.001 par value, 200,000,000 shares authorized, 106,891,337 and 109,483,281 shares issued, respectively 107 109 Additional paid-in capital 909,083 929,249 Retained earnings 88,964 69,034 Total shareholders’ equity 998,154 998,392 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 1,534,260 $ 1,480,312 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Three Months Ended March 31, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 19,930 $ 28,733 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 52,206 38,271 Deferred income tax expense 7,940 7,807 Amortization of deferred debt issuance costs 108 64 Stock-based compensation 3,742 3,536 Loss on disposal of assets 6,458 34,607 Unrealized loss on short-term investment 602 3,794 Changes in operating assets and liabilities: Accounts receivable (36,697) (74,199) Other current assets 430 (468) Inventories (1,742) (6,366) Prepaid expenses 1,530 (548) Accounts payable 21,191 29,823 Accrued and other current liabilities (876) 8,006 Net cash provided by operating activities 74,822 73,060 CASH FLOWS FROM INVESTING ACTIVITIES: Capital expenditures (34,585) (114,839) Proceeds from sale of assets 738 1,089 Net cash used in investing activities (33,847) (113,750) CASH FLOWS FROM FINANCING ACTIVITIES: Payments on finance lease obligations (4,154) — Tax withholdings paid for net settlement of equity awards (1,209) (3,379) Share repurchases (22,508) — Net cash used in financing activities (27,871) (3,379) NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH 13,104 (44,069) CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period 33,354 88,862 CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period $ 46,458 $ 44,793 EXHIBIT 99.1

EXHIBIT 99.1

Reportable Segment Information

(in thousands)	Three Months Ended March 31, 2024				
	Hydraulic Fracturing	Wireline	All Other	Reconciling Items	Total
Service revenue	$ 309,300	$ 60,805	$ 35,738	$ —	$ 405,843
Adjusted EBITDA	$ 86,119	$ 16,786	$ 4,861	$ (14,371)	$ 93,395
Depreciation and amortization	$ 44,995	$ 4,915	$ 2,271	$ 25	$ 52,206
Operating lease expense on FORCE[SM] fleets [(1)]	$ 8,592	$ —	$ —	$ —	$ 8,592
Capital expenditures incurred	$ 35,988	$ 2,386	$ 1,466	$ —	$ 39,840

(in thousands)	Three Months Ended December 31, 2023				
	Hydraulic Fracturing	Wireline	All Other	Reconciling Items	Total
Service revenue	$ 262,448	$ 50,417	$ 34,911	$ —	$ 347,776
Adjusted EBITDA	$ 58,360	$ 11,261	$ 7,805	$ (13,158)	$ 64,268
Depreciation and amortization [(2)]	$ 49,471	$ 4,900	$ 1,741	$ 25	$ 56,137
Operating lease expense on FORCE[SM] fleets [(1)]	$ 4,310	$ —	$ —	$ —	$ 4,310
Capital expenditures incurred	$ 37,020	$ 1,316	$ 200	$ —	$ 38,536

(1) *Represents lease cost related to operating leases on our FORCE[SM] electric-powered hydraulic fracturing fleets. This cost is recorded within cost of services in our condensed consolidated statements of operations.*

(2) *The write-offs of remaining book value of prematurely failed power ends are recorded as loss on disposal of assets for the three months ended March 31, 2024. In order to conform to current period presentation, we have reclassified the corresponding amount of $6.0 million from depreciation to loss on disposal of assets for the three months ended December 31, 2023.*

Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow are not financial measures presented in accordance with GAAP. We define EBITDA as net income (loss) plus (i) interest expense, (ii) income tax expense (benefit) and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) other expense (income), (iv) other unusual or nonrecurring (income) expenses such as costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (v) retention bonus and severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities.

We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA or Free Cash Flow in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliation of Net Income (Loss) to Adjusted EBITDA Three Months Ended (in thousands) March 31, 2024 December 31, 2023 Net income (loss) $ 19,930 $ (17,109) Depreciation and amortization (1) 52,206 56,137 Interest expense 2,029 2,292 Income tax expense (benefit) 9,758 (1,250) Loss on disposal of assets (1) 6,458 10,898 Stock-based compensation 3,742 3,846 Other (income) expense, net (2) (1,405) 7,784 Other general and administrative expense, net 59 1,310 Retention bonus and severance expense 618 360 Adjusted EBITDA $ 93,395 $ 64,268 (1) The write-offs of remaining book value of prematurely failed power ends are recorded as loss on disposal of assets for the three months ended March 31, 2024. In order to conform to current period presentation, we have reclassified the corresponding amount of $6.0 million from depreciation to loss on disposal of assets for the three months ended December 31, 2023. (2) Other income for the three months ended March 31, 2024 is primarily comprised of insurance reimbursements of $2.0 million, partially offset by a $0.6 million unrealized loss on short-term investment. Other expense for the three months ended December 31, 2023 includes settlement expenses resulting from routine audits and true-up health insurance costs of totaling approximately $7.4 million. EXHIBIT 99.1

Reconciliation of Cash from Operating Activities to Free Cash Flow Three Months Ended (in thousands) March 31, 2024 December 31, 2023 Cash from Operating Activities $ 74,822 $ 69,671 Cash used in Investing Activities (33,847) (71,356) Free Cash Flow $ 40,975 $ (1,685) EXHIBIT 99.1